Exhibit 99.6

SOUTHERN MISSOURI BANCORP, INC.

2024 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

PSA - NO. _______

Performance Shares are hereby awarded on _____________ (the “Grant Date”) by Southern Missouri Bancorp, Inc., a Missouri corporation (the “Company”), to ______________ (the “Grantee”), pursuant to the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan (as the same may from time to time be amended, the “Plan”), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  [This award of Performance Shares is intended to be Qualified Performance-Based Compensation within the meaning of Section 162(m) of the Code and Article 9 of the Plan.]

Each Performance Share earned under this Agreement will be equivalent in value to one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and will entitle the Grantee to receive from the Company at the times set forth in this Agreement one share of Common Stock with respect thereto.  Each Performance Share is subject to the terms and conditions set forth herein and in the Plan. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

1. Target Number of Performance Shares.  The target number of Performance Shares granted to the Grantee under this Agreement shall be ________.

2. Performance Period, Vesting Date and Number of Performance Shares Available to be Earned.  The number of Performance Shares earned and the Performance Period, vesting and payment dates thereof shall be determined in accordance with Exhibit A attached hereto, the provisions of which are incorporated into this Agreement as if set forth herein. The Grantee shall not have any voting or dividend rights to the Shares until a stock certificate or evidence of share issuance in book entry form for the actual number of Shares that vests as of each Vesting Date is issued.

3.Effect of Certain Events.  The effect of a Change in Control or of termination of the Grantee’s employment upon the Award shall be determined as set forth in Exhibit A attached hereto.

4. Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number of Performance Shares and/or the number and class of shares of Common Stock payable with respect to the Performance Shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of Performance Shares and shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

5. Delivery and Registration of Shares of Common Stock.  The Company’s obligation to deliver the Common Stock payable with respect to the Performance Shares earned hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of

Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

6. Grantee Employment.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee’s employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

7.   Withholding Tax.  The Company shall withhold from any payment or distribution made under this Agreement shares of Common Stock with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld.  The Company shall have the right to deduct from any dividend equivalents paid the amount of any taxes which the Company is required to withhold at the time such amounts are paid to the Grantee.

8. Regulatory, Recoupment and Holding Period Requirements.  The Grantee acknowledges and agrees that this Award and the Grantee’s receipt of any shares of Common Stock hereunder is subject to (a) the provisions of Section 12.3 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 12.3 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

[9. Non-Disclosure of Confidential Information and Non-Solicitation.  Information concerning any customer of the Company (including its Subsidiaries and affiliates, “Southern Missouri”) or the business matters of Southern Missouri, to the extent learned or obtained as a result of employment or service with Southern Missouri and which has not been disclosed to the public, is privileged, private and confidential (“Confidential Information”).  The Grantee agrees to protect all Confidential Information and not disclose it to any unauthorized persons, either during or after employment or service.  Furthermore, the Grantee understands that any password and/or security code issued to allow access to designated areas of Southern Missouri, including any computer system(s), is also to be treated as Confidential Information and must not be disclosed to any unauthorized persons, either during or after employment or service.  The Grantee understands that disregard of this Agreement would damage Southern Missouri, may result in disciplinary action up to and including termination of employment or service, and may also be a violation of state and/or federal law or regulation.

If the Grantee is requested or required (including but not limited to by oral questions, interrogatories, requests for information or documents in connection with a legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, the Grantee shall provide the Company with prompt written notice of any such request or requirement so that the Company and/or a Subsidiary of the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, the Grantee is nonetheless legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Grantee may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which is legally required to be disclosed, provided that the Grantee exercises best efforts to preserve the confidentiality of the Confidential Information, including without limitation by cooperating with the Company and/or a Subsidiary of the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. Notwithstanding anything to the contrary herein, the parties hereto agree that nothing contained in this Agreement limits the Grantee’s ability to report information to or file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other federal, state or local governmental agency or commission that has jurisdiction over the Company or any Subsidiary of the Company (the “Government Agencies”). The Grantee further understands that this Agreement does not limit the Grantee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or any Subsidiary of the Company. This Agreement does not limit the Grantee’s right to receive an award for information provided to any Government Agencies. In addition, pursuant to the Defend Trade Secrets Act of 2016, the Grantee understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney of the individual and use the trade secret information in the court proceeding if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.

The Grantee agrees that, upon leaving employment or service with Southern Missouri, for whatever reason, whether voluntary or involuntary, the Grantee will not keep or take any Confidential Information. The Grantee also agrees that, for a period of _____ (__) year(s) from the date of such termination of employment or service, the Grantee will not solicit or service, either directly or indirectly, any Southern Missouri customer where information about the customer was obtained through employment or service with Southern Missouri.  The Grantee further agrees that, for a period of _____ (__) year(s) from the date of such termination of employment or service, the Grantee will not solicit, recruit, hire or otherwise interfere with the employment of any employee of Southern Missouri.

Should the Grantee breach this Agreement either during or after employment or service, the Company shall be entitled to obtain injunctive relief, and also to recover from the Grantee any damages caused by such breach, and all costs associated with enforcement of this Agreement, including, but not limited to, reasonable attorneys’ fees and expenses.]

10. Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company.  To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, including the vesting rights contained in Exhibit A, the terms of this Agreement shall control.

11.Conformity with Plan.  The grant of Performance Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, the Grantee acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

12. Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  The Grantee’s electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, the Grantee’s manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

13. Entire Agreement.  This Agreement, including Exhibit A hereto, and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to this award of Performance Shares.

(Signatures contained on following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

SOUTHERN MISSOURI BANCORP, INC. _________________________________________ [Name/Title]
ACCEPTED BY GRANTEE: __________________________________________
(Signature) __________________________________________ (Street Address)
___________________________________________ (City, State, and Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary or Beneficiaries to receive the Earned Performance Shares upon the Grantee’s death:

______________________________________________________________________________________

Exhibit A to Performance Share Award Agreement

References herein to “Agreement” shall mean the Performance Share Award Agreement, inclusive of this Exhibit A, and references to “Award” shall mean the Performance Award evidenced by the Agreement.

1.Vesting Dates:

The Shares shall vest as follows:

Vesting Date:                                   Number of Shares that Vest:

[Over ___ years beginning one year from date of grant]	[__% per year]

__________________

(a)	The actual number of Shares that will vest as of each Vesting Date will be determined as set forth in Section 2 below.

2.Performance Measure and Performance Goals.

(a)The actual number of shares that will vest as of each Vesting Date shown in Section 1. above will be dependent upon the Company's [(i)target and maximum amount payable to grantee pursuant to Award, (ii) the performance goals and level of achievement versus these goals that determines the amount of such payment and (iii) the performance period as to which performance shall be measured for determining the amount of any payment]:

Meausure	Vesting Percentage

___% (Threshold)	[ %
___% (Midpoint)%
___% (Maximum)	%]

If the Company's annualized ___for the Performance Period is ___% or higher but less than ___%, then the Vesting Percentage shall be __%. If the Company's annualized ____ for the Performance Period is ___% or higher but less than ___%, then the Vesting Percentage shall be ___%. If the Company's annualized ____ for the Performance Period is ___% or higher, then the Vesting Percentage shall be ___%.

If the Vesting Percentage with respect to any Vesting Date is less than 100%, then all Shares which could have vested as of such Vesting Date but which did not vest shall be forfeited.

(b)Certification of Achievement Relative to Performance Goal:   Following the end of the Performance Period, the Committee will certify the level of the Performance Goals achieved.  Performance at or above the threshold level will result in all or a portion of the Performance Shares becoming earned (“Earned Performance Shares”) as set forth above. The certification of the level of the Performance Goals achieved and the corresponding number of Earned Performance Shares shall be determined and certified by the Committee in writing following the last day of the Performance Period.

(c)Vesting Date for Earned Performance Shares:  Subject to Section 3 of this Exhibit A, 100% of the Earned Performance Shares will vest on the Certification Date, provided that the Grantee is then serving as an employee of the Company or any Subsidiary.

(d)Payment of Shares for Earned and Vested Performance Shares:  The Company will issue shares of Common Stock to the Grantee with respect to any Earned Performance Shares not later than 60 days following the last day of the performance period. The Grantee shall not have any voting or dividend rights to the Shares until a stock certificate or evidence of the issuance of such Shares in book-entry form for the actual number of Shares that vests as of each Vesting Date is issued in accordance with (a) above.

3.Effect of Certain Events.  The following provisions will apply in the event of the termination of employment or the occurrence of a Change in Control prior to the end of the Performance Period and completion of the vesting period.

Effect of Termination of Service   If the Grantee terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Company.  If the Grantee's Service terminates on account of the Grantee's death or Disability, the Vesting Date for all Shares that have not vested or been forfeited shall be accelerated to the date of that termination of Service.  In the event of a Change in Control (as defined in the Plan) prior to the end of the Performance Period, the number of Performance Shares earned shall be calculated and certified by the Committee, and such Performance Shares shall become earned, vested and payable as follows.

Earned Performance Shares:  The Performance Shares subject to this Award shall be deemed earned as determined by the Committee, to which the Performance Goals applicable to the Performance Shares have been met during the Performance Period up through and including the effective date of the Change in Control (using the latest available information prior to the date of the Change in Control).  The Committee shall determine and certify the number of Earned Performance Shares in accordance with Section 2 of this Exhibit A. [Alternative language for Performance Shares NOT intended as Qualified Performance Based Compensation within the meaning of 162(m) of the IRC - The Performance Shares subject to this Award shall be deemed earned to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to the Performance Shares have been met during the Performance Period up through and including the effective date of the Change in Control (using the latest available information prior to the date of the Change in Control) or (ii) the target number of Performance Shares set forth in this Agreement.  The Committee shall determine and certify the number of Earned Performance Shares in accordance with Section 2 of this Exhibit A.]